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                                                                     EXHIBIT 3.3

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           ALCAN ALUMINUM CORPORATION

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Alcan Aluminum Corporation, a Texas corporation(the "Corporation"), hereby adopts these Articles of Amendment (this
"Amendment") to its Articles of Incorporation:

                                    ARTICLE 1

      Article One of the Articles of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                                  "ARTICLE ONE

      The name of the corporation (the "Corporation") is Novelis Corporation."

                                    ARTICLE 2

      This Amendment was duly adopted by the sole shareholder of the Corporation on the 17th day of December, 2004 to be effective January 1, 2005.

                                   ARTICLE 3

      Of the 10,000 shares of common stock of the Corporation issued and outstanding, 10,000 such shares voted for and no shares voted against this Amendment.

                                    ARTICLE 4

      This Amendment shall be effective January 1, 2005.

      IN WITNESS WHEREOF, the undersigned has executed this Amendment as of this 22nd day of December, 2004.

                                                      ALCAN ALUMINUM CORPORATION

                                                      By: /s/ Charles R. Aley
                                                          ----------------------
                                                          Charles R. Aley
                                                          Secretary